UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009

Red Sun Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-145898	26-0531863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner
Houston, Texas 77024
(Address of principal executive offices and Zip Code)

713-464-5002
(Registrant’s telephone number, including area code)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone:  (212) 930-9700
Fax:  (212) 930-9725

200 W. Columbine Avenue, Suite I-2
Santa Ana, CA 92707
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this current report statements that may constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this current report, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.

The words “believe,” “may,” “might,” “will,” “should,” “estimate,” “predict,” “continue,” “anticipate,” “intend,” “expect, “plan,” “project,” “potential” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this current report completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this current report and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this current report. All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

EXPLANATORY NOTE

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

As used in this current report and unless otherwise indicated, “Red Sun” refers to Red Sun Mining, Inc., a Nevada corporation, prior to the consummation of the Share Exchange, the Repurchase, and the Private Placement, as those terms are hereinafter defined. The terms “we,” “us,” our”, and the “Company” refer to Zurvita, Inc. (“Zurvita”).

ITEM 1.01- Entry into a Material Definitive Agreement

Share Exchange Agreement

On July 30, 2009 (the “Closing Date”), Red Sun Mining, Inc., a Delaware corporation, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Zurvita, Inc., a Delaware corporation and the holders of all of the issued and outstanding securities of Zurvita prior to the Closing Date (the “Zurvita Securities Holders”), pursuant to which, among other things, the Zurvita Securities Holders contributed all of their securities of Zurvita to Red Sun in exchange for Red Sun’s issuance to them of certain securities of Red Sun.

Immediately prior to the consummation of the transactions contemplated under the Share Exchange Agreement:

•	Red Sun was a shell company with nominal assets and operations;
•	Matthew Taylor was Red Sun’s President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and a member of its Board of Directors;
•	Mr. Taylor owned 66.7 percent of Red Sun’s issued and outstanding securities;
•	The Zurvita Securities Holders owned all of the outstanding securities of Zurvita.

Pursuant to the terms of the Share Exchange Agreement, Red Sun issued to the Zurvita Securities Holders an aggregate of 9,310,000 shares of Red Sun Common Stock, resulting from the exchange of approximately 93,100 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for each outstanding share of Zurvita common stock exchanged by the Zurvita Securities Holders. Pursuant to the terms of the Share Exchange Agreement, along with the Repurchase Agreement (described hereafter), Red Sun acquired 100 percent of the issued and outstanding securities of Zurvita and by acquiring the operating business of Zurvita.  The Company ceased to be a shell company.

The securities issued by Red Sun were all issued to the Zurvita Securities Holders pursuant to Regulation D promulgated under the Securities Act (“Regulation D”) and/or Section 4(2) of the Securities Act.

As a result of the Share Exchange Transaction and the consummation of the transactions pursuant to the Repurchase Agreement, the Red Sun experienced a change in control and ceased to be a shell company. Zurvita became the Company’s wholly-owned subsidiary, and we are continuing the business plan of Zurvita.

The foregoing description of the Share Exchange Agreement is only a summary and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached as an exhibit to this current report and incorporated herein by reference.

Repurchase Agreement

On the Closing Date, the Company also entered into a repurchase agreement (the “Repurchase Agreement”) with Mr. Taylor, pursuant to which the Company repurchased from Mr. Taylor an aggregate of 2,000,000 shares of Common Stock (the “Repurchase Shares”), which represented 66.7 percent of the Company’s shares of Common Stock then issued and outstanding, for an aggregate purchase price of $210,000 (the “Repurchase”).

The foregoing description of the Repurchase Agreement is only a summary and is qualified in its entirety by reference to the Repurchase Agreement, a copy of which is attached as an exhibit to this current report and incorporated herein by reference.

Private Placement

Concurrent with the closing of the Share Exchange Transaction, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor and closed a private placement offering pursuant to which it raised gross proceeds of $1.75 million and, among other things, issued and sold convertible preferred stock (the “Preferred Stock”) convertible into shares of the Company’s Common Stock (“Conversion Shares”) at an initial conversion price of $0.25, subject to adjustment (the “Private Placement”). Additionally, the investor in the Private Placement received (i) common stock purchase warrants to purchase up to an aggregate of   7,000,000 shares of Common Stock at an initial exercise price of $0.25 per share, (the “Warrants” and, together with the Preferred Stock, the “Private Placement Securities”). Midtown Partners & Co., LLC (“Midtown”) acted as placement agent on the Private Placement.  In connection with the issuance of the Private Placement Securities, Midtown received a warrant to purchase up to 140,000 shares of Common Stock at an initial exercise price of $0.25 per share.  The net proceeds received by the Company after the payment of all offering expenses including, without limitation, legal fees and placement agent fees was $1,635,000.

Agreement with Omnireliant Holdings, Inc.

Concurrent with the closing of the Share Exchange Transaction, the Company entered into an Advertising and Marketing Agreement with OmniReliant Holdings, Inc. (“OmniReliant”), pursuant to which the Company agreed to provide placement of advertising for OmniReliant on its website and OmniReliant agreed to provide the Company with certain marketing services (the “OmniReliant Agreement”).  The marketing services to be provided by OmniReliant include the production of infomercials, video production services, management of call centers, buying and fulfillment services.  In consideration for such services, OmniReliant received an aggregate of 3,800,000 shares of the Company’s common stock.

The securities issued by the Company to OmniReliant pursuant to Regulation D promulgated under the Securities Act (“Regulation D”) and/or Section 4(2) of the Securities Act.

Agreement with Amacore Group, Inc.

Concurrent with the closing of the Share Exchange Transaction, the Company entered into a Marketing and Sales Agreement with its former parent company and former holder of 100% of its outstanding capital, The Amacore Group, Inc. (“Amacore”), pursuant to which Amacore agreed to provide certain merchant processing services to the Company (the “Amacore Agreement”).  In addition, pursuant to the Amacore Agreement, the Company shall continue to have the right to benefit from certain agreements which Amacore maintains with product and service providers.

Employment Agreement with Mark Jarvis

Immediately following the closing of the Share Exchange Transaction, the Company entered into an employment agreement with Mark Jarvis (the “Jarvis Agreement”), pursuant to which Mr. Jarvis agreed to serve as Co-CEO of the Company for a term of two years.  Pursuant to the Jarvis Agreement, Mr. Jarvis shall receive annual compensation of $480,000 (the “Base Salary”).  Mr. Jarvis shall also be entitled certain other benefits, including health insurance, as may be provided to other comparable executives of the Company.  In addition, within 30 days of the execution of the Jarvis Agreement, the Company shall place 1,800,625 shares of the Company’s common stock in escrow on behalf of Mr. Jarvis pursuant to the Company’s 2009 Incentive Stock Plan (the “Initial Jarvis Shares”). The Initial Jarvis Shares shall be subject to a vesting period pursuant to which (i) 900,625 shares shall vest on July 30, 2010, and (ii) 900,000 shares shall vest on July 30, 2011.  In addition, in the event that for the first quarter ending six months after July 30, 2009 the Company is cash flow positive, the Company shall, within 30 days of the Company filing its Form 10-Q, issue to Mr. Jarvis 1,800,625 shares if such shares were issued on July 30, 2009 would own 5% of the issued and outstanding shares of the Company (the “Performance Shares”).  Alternatively, for the two quarters ending six (6) months after Start-Up Period, (“Extended Measuring Quarters”), should the average monthly cash flow of the Company during the Extended Measuring Quarters, as documented on the monthly cash flow statements, and verified in the Quarterly Report(s), be operationally cash flow positive, the Performance Shares shall be issued to Mr. Jarvis. The Performance Shares shall be issued under the Company’s 2009 Incentive Stock Plan and shall be subject to a one year vesting period from the time of initial grant.  In addition to his Base Salary, Mr. Jarvis shall also be eligible to receive certain incentive bonus compensation (the “Incentive Bonus”) based upon the revenue generated by the Company.  Mr. Jarvis’ Incentive Bonus shall be calculated as 10% of the Company’s net income. If Mr. Jarvis’ employment is terminated by the Company as a result of his disability (as such term is defined in the Jarvis Agreement), Mr. Jarvis shall be entitled to receive a lump sum payment equal to his (i) accrued but unpaid Base Salary, (ii) any outstanding expense reimbursements, (iii) any accrued but unpaid Incentive Bonus, (iv) a monthly amount, which when added to any amounts received by Mr. Jarvis from any disability policy in effect at the time of his disability, will equal Mr. Jarvis’ Base Salary for the 12 month period following the date of disability termination.

ITEM 2.01 – Completion of Acquisition or Disposition of Assets

Share Exchange Transaction

As described above in Item 1.01 “Entry into a Material Definitive Agreement,” the Company consummated the Share Exchange Transaction with all of the Zurvita Securities Holders pursuant to the Share Exchange Agreement. Following the Share Exchange Transaction and the consummation of the transactions described below, Zurvita became Red Sun’s wholly-owned subsidiary.

Pursuant to the Share Exchange Agreement, Red Sun issued 9,310,000 shares of Common Stock in exchange for all of the issued and outstanding shares of Zurvita, based on the exchange rate of approximately 93,100 shares of Common Stock for each share of Zurvita (the “Exchange Rate”).

Repurchase

On the Closing Date, Red Sun entered into a Repurchase Agreement with Mr. Taylor (the “Repurchase Agreement”), who at that time was our sole officer and director and the owner of 2,000,000 shares of our Common Stock issued and outstanding, constituting 66.7 percent of the Company’s outstanding securities. Under the terms of the Repurchase Agreement on the Closing Date, Red Sun repurchased 2,000,000 shares of Common Stock for an aggregate purchase price of $210,000.

Private Placement

As described above in Item 1.01 “Entry into a Material Definitive Agreement,” the Company consummated the Private Placement, pursuant to which it issued the Private Placement Securities to the investors in the Private Placement and also issued warrants to the placement agent.

Beneficial Ownership of Common Stock after the Share Exchange Transaction, the Private Placement and the Repurchase

On the Closing Date and after giving effect to: (1) Red Sun’s issuance of Common Stock to the Zurvita Securities Holders pursuant to the Share Exchange Transaction in exchange for all of the outstanding securities of Zurvita; (2) the repurchase of 2,000,000 shares of Common Stock from Mr. Taylor and (3) the issuance of Private Placement Securities to investors in the Private Placement, but not giving effect to the exercise of the Warrants, the beneficial ownership of Red Sun Common Stock was as follows:

•
The Zurvita Securities Holders, which exchanged their shares of Zurvita in the Share Exchange Transaction, acquired an aggregate beneficial ownership of approximately 58.5 percent of the Company’s issued and outstanding shares of Common Stock; and

A discussion of beneficial ownership of Red Sun’s directors, officers and principal stockholders is set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management” incorporated herein by reference.

Change in Control and Shell Company Status and Accounting Treatment

As a result of the Share Exchange Transaction, the repurchase of 66.7 percent of the outstanding shares of Common Stock of Red Sun, and the Company’s acquisition of Zurvita, it experienced a change in control and ceased being a shell company. The acquisition will be accounted for as a reverse merger (recapitalization) with Zurvita deemed to be the accounting acquirer and Red Sun deemed to be the legal acquirer.

The following information is being provided with respect to the Company after giving effect to the Share Exchange Transaction and the acquisition of Zurvita, pursuant to the requirements of Items 2.01 and 5.01 of Form 8-K and the Form 10 information required to be included in the 8-K.

FORM 10 INFORMATION

Description of Business

The following describes our business. Whenever the terms “our,” “we” and the “Company” are used in this Description of Business, they refer to Zurvita, Inc.

GENERAL

The Red Sun was incorporated in the State of Delaware on June 28, 2007 under the name Red Sun Mining, Inc., as a development stage company to engage in the acquisition and exploration of mineral properties.

Zurvita was incorporated in the State of Delaware under the name Zurvita, Inc.  Prior to the consummation of the Share Exchange, Zurvita was the wholly-owned subsidiary of The Amacore Group, Inc.

Prior to the consummation of the Share Exchange, Matthew Taylor was Red Sun’s  President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director.  Mr. Taylor owned 66.7 percent of its issued and outstanding securities.

Pursuant to the terms of the Repurchase Agreement, Red Sun repurchased all of Mr. Taylor’s shares of Common Stock for a total repurchase price of $210,000. Immediately after the repurchase of these shares: (1) the former shareholders of Zurvita received shares of Common Stock of Red Sun in exchange for all of their shares of Zurvita, (2) Mr. Taylor appointed the following individuals as directors and officers of the Company: Jay Shafer, Chief Executive Officer and Director; Jason Post, Chief Financial Officer; Richard Diamond, Director; Paul Morrison, Director; Christopher D. Phillips, Director; and Guy Norberg, Director and (3) Mr. Taylor resigned from his Red Sun officer positions and from the Red Sun board of directors.

As a result of the Share Exchange, the Company experienced a change in control and ceased to be a shell company, Zurvita became its wholly-owned subsidiary, and the former shareholders of Zurvita became the owners of approximately 58.5 percent of the Company’s issued and outstanding shares of Common Stock (after giving effect to the Private Placement).

Concurrent with the Share Exchange, the Company completed the Private Placement pursuant to which it raised gross proceeds of $1.75 million.

OUR COMPANY

We are a network marketing company that sells healthcare, financial services and consumer products to individuals and families.

PRODUCTS AND SERVICES

Our products consist of membership products and services and non-membership products and services. Our products are sold directly to consumers through our network of independent marketing representatives.
Our principal products include the following:

Product	Description	Key Features
Zurvita Protection	Services that protects members against common legal issues and security concerns.	Program offers legal assistance, tax preparation & counseling, distressed financial assistance, identity theft recovery services, credit repair services, roadside assistance and life event counseling.
Zurvita Health	A discount medical program that combines benefits and services to help mitigate the cost of everyday healthcare needs.
Program creates access to convenient and affordable discount medical programs. Services include access to a national network of board certified physicians providing telephone consultations to diagnose, recommend treatment and write short term non- narcotic prescriptions. Members further experience discounted medical services through network providers in vision, hearing, pharmacy, diagnostic, imaging and lab benefits.

Zurvita Tech	A membership plan that provides memberdiscounted rates on computer and technology support needs.	Program includes discounted prices on 24/7 remote technical support; nationwide onsite technical support and remote data backup and access.
Zurvita Care Saver	A membership program offering members cell phone concierge service and various retail shopping, dining, travel and recreational discounts.	Program that includes restaurants, movie theatres, local retailers, daily services, personal care and pet care providers.
Zurvita Choice	The deregulation of electric and natural gas industries in certain states gives consumers the option to choose where they may purchase their energy.
Program offers utility services (electric & natural gas where available) in Texas, Georgia, New York, Ohio, Indiana and Michigan. Service provider is MXenergy who is the largest independent retail provider in North American and is available in 39 markets. Members can lock in annual rates and effectively eliminate the volatile prices that makes managing energy expenses difficult.

ZurTel	ZurTel offers its customers several products and services in the ever expanding telecommunications industry.
Program offers Voice over Internet Protocol as one of the most rapidly growing segments within the telecommunications industry. Additionally, Virtual Office services are designed to meet even the most demanding communications needs. ZurTel offers members access to all the major wireless companies for cellular service.

Zurvita Mobile	Zurvita gives customer choices and the ability to choose from all the major carriers for cellular service.
Zurvita Mobile, through association with our fulfillment partner, is a fully authorized dealer for all the major carriers including AT&T Alltel Wireless, Sprint-Nextel, T-Mobile and Verizon Wireless. Members have the flexibility to choose cell phones and providers from one convenient online location.

BUSINESS STRATEGY

The Zurvita business strategy embraces the strength of direct sells exemplified through the network marketing channel.  The business strategy is designed to create a marketing and sales force by compensating independent business owners (“Consultants”) of company products and services not only for sales they personally generate, but also for the sales of other Consultants who they introduced to the business, creating a sales organization of Consultants and a hierarchy of multiple levels of compensation.   The products and services and business opportunity are usually marketed directly to consumers and potential business partners by means of relationship referrals and word of mouth marketing.

Consultants become associated with the Company in an independent contractor relationship and receive remuneration, for selling products and services and for expanding their network of people doing the same by promoting the Zurvita business opportunity.

Strategically, the Zurvita business opportunity is built on service and technology platforms whereby Consultants market products at many levels.  The business opportunity is to create a Consultant sales organization that in turn sponsors other motivated consultants.  Zurvita is positioned to market and sell products and services currently in high demand in the marketplace.  Additionally, Zurvita sells products and services through nationally recognized companies that offer membership and /or subscription programs or services at competitive prices.

Zurvita has developed processes to dramatically increase performance success:

Focus on Lead Generation

Zurvita has forged strategic alliance with Omni Reliant Holdings, a premiere national commercial production company, to produce national infomercials that generate interest in Zurvita products and services and the Zurvita business opportunity.

Strengthen Brand Recognition

National and regional marketing efforts are administrated to support corporate and “personal” branding initiatives.  Inherent to the network marketing industry is the axiom that people don’t follow products or features, but rather the people with whom they are building relationally.  Zurvita not only invest resources promoting the corporate brand, but has developed a technological platform allowing Consultants to build web based personal  branded sites enhancing their position as affiliate marketers of Zurvita programs and services.

Increase Product and Service Offerings

Zurvita continues to explore the marketplace for new products and services anticipated by consumers. The network marketing industry mandates a state of continuous improvement by offering its Consultants and members products and services that offer time, value and conveniences at cost competitive prices.

MARKETING

Zurvita marketing strategies open new, innovative marketing and sales avenues for Consultants to build income through expansion of their sales organization and the residual benefits offered through the sale of product and services.  The marketing strategy features unique components beyond the traditional approach indicative of most network marketing companies.

Media

The partnership with Omni Reliant Holdings brings strength and uniqueness to Zurvita’s overall marketing strategy.  The synergistic relationship brings the strength of television production and national media placement to drive prospects to the Zurvita business opportunity and to fuel interest in Zurvita programs that are distributed as leads to thousands of Consultants.  Omni Reliant offers a host of products that create additional product options for Zurvita Consultants and customers.

Technology

Zurvita recognizes the Internet is a powerful platform for the network marketer.  The highly social aspect of the Internet lends itself as a natural marketing vehicle and opens new population of prospects continuously.  Zurvita offers Consultants robust “back” office support complimented with sales and marketing tools.

Training and Support

The success of an external marketing program is as only as affective as the internal marketing strategies to keep Consultants informed and engaged.   Zurvita is committed to a variety of communication initiatives that promote leadership and business effectiveness.  Weekly telephone/webinar meetings as well as informational seminars create opportunities to develop leaders and to promote the business opportunity.  Two national conferences and regional events further support Zurvita’s training and development efforts of its national sales force.

Employees

As of June 30, 2009, Zurvita had 10 full-time employees and Red Sun had 1 full-time employee.

Customers

Our customers mainly consist of individual consumers who purchase our products and services through our network of independent marketing representatives.  We also generate revenue as our independent distributors pay the Company a fee to become marketing representatives and in turn are provided access to various marketing tools and materials.

Competition

The Company competes in the highly competitive direct-to-consumer industry which consists of many different companies ranging from the small sole propriators to large multi-national domestic and foreign corporations who sell competing products or who are competing for our membership’s consumer spending dollars.  We expect our competition to continually change with the advent of new products and services that compete for our current membership’s consumer spending dollars or diminish the perceived value of our products and services. There are many competitors who are more established than we are and have greater financial and non-financial resources than we do.

Government Regulation

We are subject to federal, state and local laws, regulations, guidelines and determinations, common laws, codes of conduct and other similar parameters that directly and indirectly impact our business and methods of operation.

State Discount Health Program Regulations. Many states have enacted legislation concerning the operation and marketing of discount health programs.  With respect to scope, some state health program regulations apply to discounts on all health care products, while other states’ regulations apply only to certain types of discount programs or services.  For example, some regulations apply only to prescription discounts.  In addition, some states require licensing and registration of entities that provide discount health programs.  Additional states are expected to enact such regulations in the future.  States with such regulations currently in place may amend existing regulations or enact new regulations which may severely restrict or prohibit the sale of our products.  The Company monitors developments or changes in the regulations in the states in which we operate or plan to operate to allow compliance with the laws and regulations within those states.  We may decide not to sell our products in states with regulations we believe to be too burdensome or where compliance is too costly.  In addition, such regulations may limit the products and programs we may market and sell and the manner in which we market and sell our products and programs.

The discount programs we market are not insurance products and do not subject us to insurance regulations.  However, some states have regulations that are specific to discount plans as discussed above.  We may also receive inquires from insurance regulators in various states in which we operate requesting that we supply them with information about our programs.  To date, these agencies have concurred with our view that our health programs are not a form of insurance.  We can provide no assurance that insurance commissioners in such states will continue to concur with our view that our products are not a form of insurance and therefore are not subject to insurance regulations.  In the future, states may adopt regulations or enact legislation pursuant to which our programs may be deemed a form of insurance, in which case we may become subject to insurance regulations in such states.  Legislation has been introduced from time to time in the U.S. Congress that could result in the federal government assuming a more direct role in regulating insurance companies.  Compliance with such regulations and laws may be costly and difficult.  Such regulations may also preclude us from marketing some or all of our products and programs.

Additional governmental regulation or future interpretation of existing regulations may increase the cost of compliance or materially and adversely affect the insurance and/or non-insurance products and services offered by us and, as a result, our results of operations.

Telemarketing Regulations. Our call center seats and relationships are, or may become, subject to federal and state “do not call” laws and requirements.  Generally, under these regulations, we are prohibited from calling any consumer whose telephone number is listed in the national “do not call” registry, subject to certain exceptions.  Violation of these regulations may result in fines of up to $11,000 per violation, plus other penalties.

Product Claims and Advertising Regulations.   The Federal Trade Commission (FTC) and certain states regulate advertising, product claims, and other consumer matters.  The FTC and state regulators may institute enforcement actions against companies for false and misleading advertising of consumer products.  In addition, the FTC has increased its scrutiny of the use of testimonials, similar to those used by us and representatives marketing our membership programs. While we have not been the target of any FTC or state regulatory enforcement actions, we can provide no assurance that:

•	the FTC or state regulators will not question our advertising or other operations in the future;
•	a state will not interpret product claims presumptively valid under federal law as illegal under that state’s regulations; or
•	future FTC or state regulations or decisions will not restrict the permissible scope of such claims.

We are also subject to the risk of claims by brokers and agents and their respective customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the FTC or state or local consumer affairs offices.  These agencies may take action on their own initiative against us for alleged advertising or product claim violations, or on a referral from brokers, agents, customers or others.  Remedies sought in these actions may include consent decrees and the refund of amounts paid by the complaining brokers, agents or consumer, refunds to an entire class of brokers, agents or customers, client refunds, or other damages, as well as changes in our methods of doing business.  A complaint based on the practice of one broker or agent, whether or not we authorized the practice, could result in an order affecting some or all of the brokers and agents that we use in a particular state.  Also, an order in one state could influence courts or government agencies in other states considering similar matters.  Proceedings resulting from these complaints could result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

Insurance

The Company significantly mitigates risk by contracting with other companies who ultimately provide the insurance benefits that are embedded within certain of the products we market.  The Company is not an insurance company, and we do not retain any insurance risk associated with any of the products we sell.

RISK FACTORS

Our business faces risks and uncertainties, including those discussed below and elsewhere in this report. These factors represent risks and uncertainties that could have a material adverse effect on our business, results of operations and financial condition. Additional risks and uncertainties not presently known to us or that we do not presently consider significant also may impair our business or the trading price of our securities. Whenever the terms “our,” “we” and the “Company” are used in this Risk Factors section, they refer to Red Sun or any of its subsidiaries.

We have a history of significant losses and may not be profitable in the future and likely needs significant additional outside funding to continue operating.

We have a history of net losses and had an accumulated deficit of approximately $6.2 million, from inception through December 31, 2008.  We have historically generated significant net operating losses and negative operating cash flows.  We believe that without significant equity and/or debt investment from outside sources, we will not be able to sustain our planned operations for the next 12 months.  Such additional capital may not be available to us on acceptable terms or may not be available at all.  You should not rely solely on the public market valuation of the Company and the views of securities analysts and investors for assessing the operational, business and financial success of the Company. Fluctuations in our quarterly operating results or our inability to achieve profitability may cause volatility in the price of our common stock in the public market.

Our business is difficult to evaluate because it has a limited operating history.

We have a limited operating history and participate in a relatively new and rapidly evolving market. The Company’s business has undergone significant transformation during the past several years as a result of acquisitions, changes in the services and products offered, changes in market conditions, changes in its targeted membership, and is expected to continue to change for similar reasons. We cannot assure you that our current business strategy will be successful in the long term.  We have experienced significant losses since inception and, even if demand from members exists, we cannot assure you that our business will be successful.

The Company is majority owned by shareholders who are considered related parties and  who will be able to make important decisions about our business and capital structure.

Related parties  own approximately 94% of our outstanding common stock and approximately 96% of the voting power of all equity securities.    Related parties collective  interest in exercising control over us and our business may conflict with the interests of our other non-related party stockholders.  The significant related party  control may also discourage others from acquiring us or from making a significant investment in us.

General economic, financial market and political conditions may materially adversely affect our results of operations and financial conditions.

General economic, financial market and political conditions may have an adverse effect on demand for our services and programs and on our results of operations and financial condition.  Concerns over a prolonged recession, the availability and cost of credit, the declining global mortgage and real estate market, the loss of consumer confidence and reduction in consumer spending, inflation, and other macroeconomic factors could influence demand for our services and programs.  There could be a number of follow-on effects from the credit crisis on our business, including insolvency of key partners, inability of customers to obtain credit to finance purchases of our services and programs, and/or customer insolvencies each of which could adversely affect our results of operations and financial condition.

We currently generate significant revenue through our independent marketing representatives.

We derive our revenue through product sales of our independent marketing representatives.  In the event we are unable to attract, motivate and retain our independent marketing representative base our business, financial condition and results of operations could be materially and adversely affected as the Company’s revenue is directly tied to the activity levels of its marketing representative base.

We may be unable to fund future growth.

Our business strategy calls for expansion through an increase in our independent marketing representative base and increase breadth of product offering.  We will require significant funding for additional personnel, capital expenditures as well as for working capital purposes. Financing may not be available to us on favorable terms, if at all. If adequate funds are not available on acceptable terms, then we may not be able to meet our business objectives for expansion and profitability which could consequently harm our business, results of operations and financial condition.

In addition, if we raise additional funds through the issuance of equity or convertible debt securities, or a combination of both, then the stockholders will suffer dilution, and any new securities may have rights, preferences and privileges senior to those of our common stock and other series of Preferred Stock. Furthermore, if we raise capital or acquire businesses by incurring indebtedness, we will become subject to the risks associated with indebtedness, including interest rate fluctuations and any financial or other covenants that our lender may require. Moreover, if our strategy to increase our sales and marketing resources in order to grow revenues does not produce the desired result, then the Company may incur significant, unrecoverable expenses.

Our growth may be limited if we are unable to attract and retain qualified personnel.

Our business is largely dependent on the skills, experience and performance of key members of our senior management team. We plan to increase the Company’s operations and finance personnel. We believe that our success depends largely on our ability to attract and retain highly-skilled and qualified technical and managerial personnel. The market for highly skilled sales, marketing and support personnel is highly competitive as a result of the limited availability of technically-qualified personnel with the requisite understanding of the industry in which we operate. The inability to hire or retain qualified personnel may hinder our ability to implement our business strategy and may harm our business.

Our future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We have experiencing strong growth in our operations which is placing, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our management to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan and our business and operations may be adversely impacted.

Our ability to anticipate and respond to market trends and changes in consumer preferences could affect our financial results.

Our success depends on our ability to anticipate, gauge and react in a timely and effective manner to changes in consumer spending patterns and preferences for products and services. We must continually work to develop new products, maintain and enhance the recognition of our branded products. Furthermore, material shifts or decreases in market demand for our products, including as a result of changes in consumer spending patterns and preferences, could result in lower revenue.

 Any future acquisition may expose us to additional risks

Our business plan does not preclude growth through the acquisitions of qualifed companies who complement our current product offerings or enhance our product distribution.  The financing for any future acquisition could dilute the interests of our stockholders or result in an increase in our indebtedness or both.  Acquisitions may entail numerous risks, including:
•	difficulties in assimilating acquired operations or products, including the loss of key employees from acquired businesses and distruption to our direct selling channel;
•	diversion of management’s attention from our core business
•	adverse effects on existing business relationships with suppliers and customers; and
•	risks of entering markets in which we have limited or no prior expericence.

Our failure to successfully complete the integration of any acquired business could have a material adverse effect on our business, financial condition and operating results. In addition, there can be no assurance that we will be able to identify suitable acquisition candidates or consummate acquisitions on favorable terms.

We face significant competition for our products and services.

While our products and services are relatively new, the direct-to-consumer industry are  intensely competitive, continually evolving and, in some cases, subject to rapid change. We expect the intensity of competition and the pace of change to be increased or at least be maintained in the future. Many of our potential competitors have greater financial, technical, product development, marketing and other resources than us. These organizations may be better known than we are and may have more customers or members than us. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form.  Therefore, there can be no assurance that our competitors will not:

•	increase their emphasis on products and services similar to those we offer;
•	provide products and services comparable or superior to those we provide at lower consumer cost; and
•	adapt more quickly than we do to evolving industry trends or changing market requirements;

We must replace the customers we lose  in the ordinary course of business and if we fail to do so our revenue may decline and our customer base will decline.

We lose a substantial number of our customers each year in the ordinary course of business.  The loss of customers may occur due to numerous factors, including:

•	changing customer preferences;
•	competitive price pressures;
•	customer dissatisfaction;
•	discontinuance of third-party products and services

We depend on third-party vendors to supply certain of our products and services that we market.  The failure of these vendors to provide these products or services could result in customer dissatisfaction and harm our business and financial condition.

We depend on third-party vendors to supply certain products and services that we market.  Many of our third-party vendors are independent contractors.  As a result, the quality of service they provide is not entirely within our control.  If any third-party vendor were to cease operations, or terminate, breach or not renew its contract with us, or suffer interruptions, delays or quality problems, we may not be able to substitute a comparable third-party vendor on a timely basis or on terms favorable to us.  With respect to our products that contain an insurance benefit, we are dependent on the insurance carriers that underwrite the insurance to obtain appropriate regulatory approvals.  If we are required to use an alternative insurance carrier, it may materially increase the time required to bring an insurance related product to market.  As we are generally obligated to continue providing our products and services to our customers even if we lose a third-party vendor, any disruption in our product offerings could harm our reputation and result in customer dissatisfaction.  Replacing existing third-party vendors with more expensive or less quality third-party vendors could decrease our profitability and harm our reputation.

We are dependent on Amacore to provide credit card processing and payment collection.  If Amacore’s credit card processing is interrupted in any way it could result in delays in collecting payments and our ability to generate sales.

In the event Amacore’s credit card processor ceases operations or terminates its agreement with Amacore, there can be no assurance the Company could find and retain a replacement credit card processor on a timely basis, if at all.  Any service interruptions, delays or quality problems could result in delays in collecting payments, which could adversely affect our revenue and profitability.

We must comply with Federal and State telephone consumer protection laws.

Federal and State telephone consumer protection laws prohibit deceptive, unfair or abusive practices in telemarketing sales.  Any new legislation further regulating telemarketing practices could adversely affect or limit our operations.

We face potential liability related to the privacy and security of personal information we collect from consumers through our website and marketing operations.

Internet user privacy has become a major issue both in the United States and abroad. We have privacy policies posted on our website that we believe comply with applicable laws requiring notice to users about our information collection, use and disclosure practices. However, whether and how existing privacy and consumer protection laws in various jurisdictions apply to the Internet is still uncertain and may take years to resolve. Any legislation or regulation in the area of privacy of personal information could affect the way we operate our website and could harm our business. Further, we cannot assure you that the privacy policies and other statements on our website or our practices will be found sufficient to protect us from liability or adverse publicity relating to the privacy and security of personal information.  Any unauthorized release or failure to adequately protect private information could cast a negative public perception of us which in turn could adversely affect our ability to attract and retain customers.

We may become involved in the future, in legal proceedings that, if adversely adjudicated or settled, could adversely affect our financial results.

We have in the past been a party to litigation and have incurred significant legal costs and settlement expense.  In general, litigation claims can be expensive and time consuming to bring or defend against and could result in settlements or damages that could significantly affect our financial results.

Risks Related to Our Stock

We do not intend to pay dividends on our capital stock.

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future, except as required by the terms of the preferred stock we have issued.

The Company may raise additional funds in the future through issuances of securities and such additional funding may be dilutive to stockholders or impose operational restrictions

We may raise additional capital in the future to help fund acquisitions and our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt.  Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility.  If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of existing stockholders will be reduced.  These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002 and, without voluntary compliance with such provisions, neither you nor the Company will receive the benefits and protections they were enacted to provide.

 Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance rules established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002.  These rules relate to independent director standards, director nomination procedures, audit and compensation committees standards, the presence of an audit committee financial expert and the adoption of a code of ethics.

While we intend to file an application to have our securities listed for trading on a national securities exchange in the future which would require us to fully comply with those obligations, we cannot assure you that we will file such an application, that we will be able to satisfy applicable listing standards, or, if we do satisfy such standards, that we will be successful in receiving approval of our application by the governing body of the applicable national securities exchange.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Exchange Act and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock may be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale.  These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

Our common share price may subject us to securities litigation.

The market for our common stock is expected to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our future share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Bulletin Board® (OTCBB) have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

We became public by means of a reverse merger, and, as a result, we are subject to the risks associated with the prior activities of the public company.

Additional risks may exist because Zurvita became public through a reverse merger with Red Sun, which did not have significant operations or assets prior to the time of the transaction. Red Sun was a development stage company from the time of its inception until the time of the Share Exchange on June 30, 2009. Prior to the Share Exchange, Red Sun had no significant business operations and generated no revenues. We may require the cooperation or assistance of persons or organizations, such as auditors, previously associated with Red Sun in connection with future matters that could be costly or difficult to secure. Although we performed a due diligence review of Red Sun, we still may be exposed to undisclosed liabilities resulting from its prior operations and we could incur losses, damages or other costs as a result. In connection with the Share Exchange, claims may not be brought against such shareholders after six months from the closing of the Share Exchange. Therefore, any liabilities associated with the prior operations, capitalization or ownership of securities of our company by the shareholders of Red Sun may be borne by the holders of securities issued in the Share Exchange or the Private Placement.

Our common stock may be affected by limited trading volume and price fluctuations, each of which could adversely impact the value of our common stock.

Our Common Stock is listed on the Over the Counter Bulletin Board, but it does not trade, and there can be no assurance that an active trading market in our Common Stock will either develop or be maintained. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Common Stock to fluctuate substantially. These fluctuations also may cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Whenever the terms “our,” “we” and the “Company” are used in this section, they refer to Zurvita. The following discussion is intended to enhance the reader’s understanding of our operation and current business environment.This information is provided as a supplement to and should be read in conjunction with our Business Description and Financial Statements and the notes thereto contained herein. Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. These risks and uncertainties include fluctuations in period-to-period operating results, and other factors discussed in the Risk Factors section of this Current Report on Form 8-K. Our future results could differ materially from those discussed here. Factors that could cause or contribute to such differences include risks detailed in the section entitled “Risk Factors” and elsewhere in this Form 8-K.

Introduction

Management’s discussion and analysis of results of operations and financial condition (“MD&A”) is provided as a supplement to and should be read in conjunction with our audited financial statements and the related notes thereto included elsewhere herein to help provide an understanding of our financial position and results of our operations.  The MD&A is organized as follows:

*	Overview – This section provides a general description or our business.

*	Results of operations – This section provides an analysis of our results of operations for the period from January 25, 2008 (date of inception) through December 31, 2008.

*
Liquidity and capital resources – This section provides an analysis of our cash flows for the period from date of inception through March 31, 2009 as well as a discussion of our liquidity and capital resources.

*
Critical accounting policies – This section discusses certain significant accounting policies considered to be important to our financial condition and results of operations and which require significant judgment and estimates on the part of management in their application.  In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2 to our audited financial statements.

Overview

Description of Buisness

Zurvita, Inc. (the “Company”) was incorporated on January 25, 2008 and is a wholly-owned subsidiary of The Amacore Group, Inc (the “parent”).  The Company is a provider of products and benefits through the use of a multi-level marketing distribution channel which consist of independent business operators.  The products marketed include residential gas and electricity energy rate plans, discount healthcare benefits and discount benefits on various retail products and services.  The Company also markets numerous low cost ancillary products such as home warranty, legal assistance and restoration services for identity theft and consumer credit.  The Company’s operations are based in Houston, Texas.

As a wholly owned subsidiary the Company received various administrative and corporate support services from its parent.  There was currently no intercompany charge for these overhead expenses and these expenses are not reflected in the financial statements.  If the Company was not wholly owned or controlled by an affiliated entity, its results of operations could be different from the results of operations as a consolidated subsidiary.  Management believes additional services required to operate on a standalone basis, if any, would not be material to the operations of the Company.

Year Ended December 31, 2008

Results of Operations

For the Period from Date of Inception through December 31, 2008
Revenues	$2,304,709
Cost of Sales	2,947,171
Gross Profit	(642,462)
Operating Expenses	5,565,428
Operating Loss	(6,207,890)
Income Taxes	16,133
Net Loss	$(6,224,023)

Revenue:

For the period from date of inception through December 31, 2008, the Company achieved total revenue of approximately $2.3 million which primarily consisted of membership product sales to individual consumers and marketing fees paid by Independent Business Owners (“IBO”) of approximately $1.1 million and $1.2 million respectively.

Cost of Sales:

For the period from date of inception through December 31, 2008, cost of sales included sales commissions paid to IBO’s and the benefit and service costs associated with the products and services sold were approximately $2.5 million and $482 thousand, respectively.

Gross Profit (Loss) Percentage:

For the period from date of inception through December 31, 2008, gross profit (loss) was approximately ($642) thousand.  In an effort to attract IBO’s to the Company and retain them  while it was developing a core product base, various sales incentives were employed which resulted in higher commissions paid in proportion to revenue recognized than would be expected had the Company’s product and IBO base been well-established at the beginning of the year.

Operating Expenses:

Our operating expenses for the period from date of inception through December 31, 2008 were approximately $5.6 million; the table below sets forth components of our operating expenses for such period.

For the Period from Date of Inception through December 31, 2008
Depreciation	$11,882
Office related expenses	181,528
Payroll and benefits	943,000
Professional fees	2,286,433
Selling and marketing	1,757,873
Travel	384,712
Total operating expenses	$5,565,428

Depreciation expense, which is computed on a straight-line method over the assets’ estimated lives, for the period from date of inception through December 31, 2008, was approximately $12 thousand and is directly related to the purchase of property, plant and equipment throughout the year.

Office related expenses include rent, insurance, utilities and office maintenance.  For the period from date of inception through December 31, 2008, these expenses were approximately $76 thousand, $4 thousand, $23 thousand and $79 thousand, respectively.  These costs are related directly to the opening of the Company’s corporate office headquarters in Houston, Texas.

Payroll and benefits-related expenses for the period from date of inception through December 31, 2008, was approximately $943 thousand.  Included within is $164 thousand of share-based compensation expense attributable to warrants issued to the Company’s Senior Vice President and that are indexed to the Company’s parent stock. Professional fees consist of consulting and legal costs.  For period from date of inception through December 31, 2008, these costs were approximately $267 thousand and $2.0 million, respectively.  The legal expense is primarily related to the ongoing litigation between the Company and Ameriplan.  See Note 10 the Legal Proceedings to our audited financial statements for further discussion.

Selling and marketing expense for the period from date of inception through December 31, 2008 was approximately $1.8 million.  These costs consisted of advanced agent compensation, a capitalized cost, which amounted to $298 thousand, while the remaining $1.5 million is directly related to non-capitalized compensation expenses, associated with various marketing initiatives that were undertaken to recruit IBO’s.

Travel expenses for period from inception through December 31, 2008 were approximately $385 thousand.  This expense is due to travel required in negotiating contracts for the Company’s new products and services, and recruiting events such as seminars and conventions held to recruit IBO’s. .

Income Taxes:

For the period from inception through December 31, 2008, the Company incurred approximately $16 thousand in Texas gross margin tax.

The Company is a wholly-owned subsidiary of its parent.  As such, the Company’s federal income taxes are filed as part of the consolidated tax return and in the event they were to leave the group, the net operating loss carryforward would go with the Company.

Net loss:

The Company’s net loss amounted to approximately $6.2 million for the period from date of inception through December 31, 2008.  Significant professional fees and the selling and marketing initiative expenses are the directly attributed to the Company’s net loss.

Three Months Ended March 31, 2009 as compared to the Period from Date of Inception through  March 31, 2008

Results of Operations

	For the Three Months ended March 31, 2009	For the Period from Date of Inception through March 31, 2008	Increase (Decrease)
Revenues	$1,133,138	$50,426	$1,082,712
Cost of Sales	748,488	253,148	495,340
Gross Profit	384,650	(202,722)	587,372
Operating Expenses	1,667,788	554,003	1,113,785
Operating Loss	(1,283,138)	(756,725)	(526,413)
Income Taxes	7,932	2,193	5,739
Net Loss	$(1,291,070)	$(758,918)	$(532,152)

Revenue:

Total revenue was approximately $1.1 million for the three months ended March 31, 2009, an increase of approximately $1.1 million from the total revenue of $50 thousand for the period from inception through March 31, 2008.  This increase consisted primarily of membership product sales to individual consumers and marketing fees paid by Independent Business Owners (“IBO”) marketing representatives of approximately $427 thousand and $642 thousand, respectively.  The increase in total revenue is a result of the Company’s operations being fully operational during the three months ended March 31, 2009.

Cost of Sales:

For the three months ended March 31, 2009, costs of sales was approximately $748 thousand, an increase of approximately $495 thousand from total costs of sales of $253 thousand for the respective period from date of inception through March 31, 2008.  Cost of sales include sales commissions paid to IBO’s and the benefit and product service costs associated with the products and services sold for the three months ended March 31, 2009 were approximately $588 thousand and $160 thousand, respectively, as compared to approximately $165 thousand and $88 thousand, for the period from date of inception through March 31, 2008.  The overall increase in cost of sales is attributable to the increased revenue as a result of the Company being fully operational.

Gross Profit (Loss) Percentage:

The Company’s gross profit was approximately $385 thousand for the three month period ended March 31, 2009 as compared to a gross loss of $203 thousand for the period from date of inception through March 31, 2008.  The improvement is as a result of the Company’s operations being fully operational during the three months ended March 31, 2009 and less of a need for nonstandard sales incentives to retain and attract IBO’s.

Operating Expenses:

Our operating expenses for the three months ended March 31, 2009 were $1.7 million as compared to $554 thousand for the period from date of inception through March 31, 2008.

The table below sets forth components of our operating expenses for the three months ended March 31, 2009 compares to the corresponding prior year period from date of inception through March 31, 2008.

	For the Three Months ended March 31, 2009	For the Period from Date of Inception through March 31, 2008	Increase (Decrease)
Depreciation	$8,452	$-	$8,452
Office related expenses	54,817	37,792	17,025
Payroll and benefits	265,905	148,078	117,827
Professional fees	548,380	147,170	401,210
Selling and marketing	743,790	123,782	620,008
Travel	46,444	97,181	(50,737)
Total operating expenses	$1,667,788	$554,003	$1,113,785

Depreciation expense, which is computed on a straight-line method over the assets’ estimated lives, for the three months ended March 31, 2009, was $8 thousand, an increase of the same amount over the period of date of inception through March 31, 2008.  This is directly related to the purchase of property, plant and equipment purchased later in the year as a result of the Company growth in operations.

Office related expenses include rent, insurance, utilities and office maintenance.  For the three months ended March 31, 2009, said costs were $32 thousand,  $17 thousand and $6 thousand, respectively.    The increase in $17 of thousand for the three month period ended March 31, 2009 as compared to the period from date of inception through March 31, 2008 is a result of the Company’s operations being fully operational during the three months ended March 31, 2009.

Payroll and benefits-related expenses for the three months ended March 31, 2009 was $266 thousand, an increase of $118 thousand for the period from date of inception through March 31, 2008.  Included within is $30 thousand of share-based compensation expense attributable to warrants issued to the Company’s Senior Vice President and that are indexed to the Company’s parent stock.  The increase is directly correlated with the Company’s operations being fully operational during the three months ended March 31, 2009.

Professional fees consist of consulting and legal costs.  For the three month period ended March 31, 2009, said costs were approximately $20 thousand and $528 thousand, respectively.  The legal expense is primarily related to the ongoing litigation between the Company and Ameriplan which has resulted in a significant increase in professional fees between 2009 and 2008 for the three month period ended March 31.  See Note 8 the Legal Proceedings to our audited financial statements for further discussion.
Selling and marketing expenses for the three months ended March 31, 2009 were $743 thousand, an approximately increase of $620 thousand over the period from date of inception through March 31, 2008.  These costs consisted of advanced agent compensation, a capitalized cost, which amounted to $182 thousand, while the remaining $561 thousand is directly related to non-capitalized compensation expenses, associated with various marketing initiatives that were undertaken to recruit IBO’s.

Travel expenses for the three months ended March 31, 2009 were approximately $46 thousand, an approximate decrease of $51 thousand over the period from date of inception through March 31, 2008.  The decrease in travel was due to the Company’s efforts to reduce non-essential cost.

Income Taxes:
As of three months ended March 31, 2009, the Company incurred approximately $8 thousand in Texas gross margin tax, an increase of $6 thousand for the period from date of inception through March 31, 2008.  The increase is directly correlated with the Company’s operations being fully operational during the three months ended March 31, 2009.

The Company is a wholly-owned subsidiary of its parent.  As such, the Company’s federal income taxes are filed as part of the consolidated tax return and in the event they were to leave the group, the net operating loss carryforward would go with the Company.

Net loss:

The Company’s net loss amounted to approximately $1.3 million for the three months ended March 31, 2009 as compared to the approximately $759 thousand for the period from date of inception through March 31, 2008.  Significant professional fees and the selling and marketing initiative expenses are the directly attributed to the Company’s net loss.

Liquidity and Capital Resources

Liquidity and Capital Resources	For the Three Months ended March 31, 2009	For the Period from Date of Inception through March 31, 2008
Net cash used in operating activities	$(1,704,394)	$(568,737)
Net cash used in investing activities	0	(17,538)
Net cash provided by financing activities	1,741,488	587,007
Net increase in cash	$37,094	$732

Since its inception, the Company has met its capital needs through the sale of equity securities as well as equity contributions and other financial support from its parent.  We have used the proceeds from these things to pay virtually all of the costs and expenses we have incurred over the last year.  These costs and expenses included in operating expenses, such as salary expenses, professional fees, rent expenses and other general administrative expenses discussed above and the cost of sales discussed above to the extent such costs of sales exceeded our revenue.

The Company believes with continued financial support from its parent or from outside sources it will be able to sustain current planned operating for the next 12 months.  The Company has received approximately another $979 thousand in equity contributions and other financial support from its parent subsequent to March 31, 2009.

The Company does not currently maintain a line of credit or term loan with any commercial bank or other financial institution and has not made any other arrangements to obtain additional financing.  We can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

Critical Accounting Policies

Revenue Recognition

Membership Fees

The Company recognizes revenues from membership fees as earned for the sales of health-related discount benefit plans and other lifestyle discount benefit programs, such as household protection and personal financial services.   These arrangements are generally renewable monthly and revenue is recognized over the renewal period.  As these products often include elements sold through contracts with third-party providers, the Company considers each contractual arrangement in accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent (EITF 99-19). The Company’s current contracts meet the requirements of EITF 99-19 for reporting revenue on a gross basis. The Company records a reduction in revenue for estimated refunds, chargebacks from credit card companies, and allowances based upon experience and management’s evaluation of current facts and circumstances. Refunds and chargebacks totaled approximately $80 thousand for the period from inception through December 31, 2008.  An estimate for refunds and chargebacks of approximately $10 thousand at December 31, 2008 is included in accrued expenses in the balance sheet of our audited financial statements.

Commissions

The Company is paid a commission for its sales of third-party products. Commissions are recognized as products are sold and services performed and the Company has accomplished all activities necessary to complete the earnings process.

Marketing Fees and Materials

The Company markets certain of its products through a multi-level sales organization whereby independent distributors establish their own network of associates. The independent distributors pay the Company a fee to become marketing representatives on behalf of the Company. In exchange, the representatives receive access, on an annual basis, to various marketing and promotional materials and tools as well as access to customized management reports; accordingly revenue from marketing fees is recognized over an annual period.  The Company also earns ancillary revenue from the sale of marketing materials recognized when marketing materials are provided to the representatives.

Use of Estimates

 The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The accounting estimates requiring a high degree of management’s subjective judgment include the allowance for sales refund, capitalization of certain assets, depreciable/amortizable lives, and expected volatility of share based compensation.  Due to the uncertainty inherent in such estimates, actual results may differ from those estimates.

Agent Advanced Compensation

The Company entered into loan agreements with independent sales agents for advanced compensation.  The loan agreements have an approximately 2.5 year term; however, if an agent is still selling for the Company at the maturity date then the note is forgiven.  Therefore, the loans are expensed over the term.  The expense is recognized in selling and marketing expenses on the statement of operations.  Approximately $298 thousand was expensed during the period from date of inception through December 31, 2008.  As of December 31, 2008 the balance of the loans was approximately $1.1 million.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred.  The Company provides for depreciation using the straight-line method over the estimated useful lives of the property as follows: computer hardware, 3 years; furniture and fixtures, 7 years; equipment and machinery, 5 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset.  When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the results of operations.

Stock-Based Compensation

The Company accounts for share-based payments in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (SFAS 123R).  SFAS 123R requires that the cost resulting from all share-based payment transactions, including those awarded by the parent, be recognized in the financial statements.  SFAS 123R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions.  The Company uses the Black-Scholes Option Pricing Model in computing fair value of warrant instrument issuances.  The fair value is reflected as share based compensation expense and as a capital contribution in the Company’s financial statements over the requisite service period.

 Income Taxes

We account for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109).  Under SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We also follow guidance of Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarified the accounting for uncertainty in an enterprise's financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires us to evaluate our open tax positions that exist on the date of initial adoption in each jurisdiction.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax benefits are classified as income tax expense in the statement of operations.

PROPERTIES

Zurvita’s management offices are located at 800 Gessner, Houston, TX 77024.  These facilities are leased and consist of approximately four thousand square feet.  The lease expires on July 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-K under the Securities Exchange Act of 1934) of our Common Stock by (i) each person who we anticipate being a beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group.  Except as otherwise listed below, the address of each person is 800 Gessner, Houston, Texas 77024.

The following information presents our share ownership after the consummation of the Repurchase, the Share Exchange and the Private Placement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Directors and Executive Officers:
Richard Diamond	-		*
Mark Jarvis	-	(3)	*
Jay Shafer	-		*
Paul Morrison	-		*
Chris Phillips	-		*
Guy Norberg	-		*
Jason Post	-		*
5% Stockholders:
The Amacore Group, Inc.	9,310,000		65.98%
Vivis Capital Master Fund	14,000,000	(4)	49.56%
OmniReliant Holdings, Inc.	3,800,000		26.93%

All executive officers and directors as a group (7 persons)	-		*

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Red Sun Mining, Inc., 800 Gessner, Houston, TX 77024.
(2)
Based on 15,910,625 shares of our common stock outstanding as of July 30, 2009, together with securities exercisable or convertible into shares of our Common Stock within 60 days of July 30, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of July 30, 2009, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Pursuant to the terms of Mr. Jarvis’ employment agreement, within 30 days of the execution of the Jarvis Agreement, the Company shall place 1,800,625 shares of the Company’s common stock in escrow on behalf of Mr. Jarvis pursuant to the Company’s 2009 Incentive Stock Plan (the “Initial Jarvis Shares”). The Initial Jarvis Shares shall be subject to a vesting period pursuant to which (i) 900,625 shares shall vest on July 30, 2010, and (ii) 900,000 shares shall vest on July 30, 2011.

(4)	Includes 7,000,000 shares of Common Stock issuable upon exercise of outstanding convertible preferred stock and 7,000,000 shares of Common Stock issuable upon exercise of outstanding warrants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Upon the consummation of the Share Exchange, we made the following changes to our Board of Directors and executive officers:

•
Concurrent with the consummation of the Share Exchange, Matthew Taylor, our sole director prior to the Share Exchange, appointed Richard Diamond, Jay Shafer, Paul Morrison, Chris Phillips and Guy Norberg as directors of the Company.

•	In addition, Mr. Taylor appointed the following individuals as officers of the Company:

Jay Shafer                      Chief Executive Officer
Jason Post                     Chief Financial Officer

•	Mr. Taylor then resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a director of the Company.

Immediately following the Share Exchange, we appointed Mark Jarvis as our Co-Chief Executive Officer.  As Co-Chief Executive Officers, Mr. Shafer shall be responsible for Red Sun’s administration, finance, and overall management and Mr. Jarvis shall be responsible for sales, marketing and downline/agent management and recruitment.

The following table sets forth the respective names, ages and positions of our directors, executive officers and key employees. All of the directors identified below were elected to the Board of Directors immediately after the consummation of the Share Exchange.

The following table sets forth the respective names, ages and positions of our directors and executive officers.

Names of Officers and Directors	Age	Position

Jay Shafer	49	Co-Chief Executive Officer and Director
Mark Jarvis	50	Co-Chief Executive Officer
Jason Post	34	Chief Financial Officer
Richard Diamond	45	Director
Paul Morrison	41	Director
Christopher D. Phillips	37	Director
Guy Norberg	48	Director

Executive Officers and Directors

Jay Shafer – Chief Executive Officer and Director

Jay Shafer was appointed as Co-Chief Executive Officer and as a director of the Company upon consummation of the Share Exchange.  Mr. Shafer also serves as Chief Executive Officer and as a director of Amacore.  Mr. Shafer also served as President of Amacore from January 2007 through December 2008.  Prior to joining Amacore, Mr. Shafer was employed by Protective Marketing Enterprises, Inc. (PME) from 1997 to 2006. He served as PME’s Vice President Business Development from 1997 to 2002 and as its Chief Executive Officer from 2002 to 2006. He was Vice President- Financial Services Division of John Harland Company from 1988 to 1997.

Mark Jarvis – Co-Chief Executive Officer

Mark Jarvis was appointed as Co-Chief Executive Office and as a director upon consummation of the Share Exchange.  Mr. Jarvis was employed by Amacore in February 2008 as a Senior Vice President of Sales and Marketing solely responsible for the development of Zurvita, Inc., a wholly owned subsidiary of the Amacore Group.  Mr. Jarvis served as Zurvita’s President from February 2008 through July 2009.  Prior to joining Amacore, Mr. Jarvis enjoyed a prosperous 26-year career in direct sales marketing with national companies Ameriplan, Reliv Nutritional Products, Primerica Financial Services and Amway.  His longevity and success in the direct sales industry demonstrates his visionary leadership in building high-performance teams and developing new business leaders for increased sales and organizational growth.

Jason Post – Chief Financial

Jason Post was appointed as Chief Financial Officer and Corporate Secretary upon consummation of the Share Exchange.  Mr. Post also serves as Vice President of Corporate Finance and Secretary of Amacore.  Mr. Post joined Amacore in March of 2008 as Manager of Finance and was promoted to Vice President of Corporate Finance in January of 2009.  Prior to joining the Company, Mr. Post was an external auditor for Deloitte & Touche, LLP.  While at Deloitte, he gained specialized knowledge and experience in the area Sarbanes Oxley compliance and developmental stage enterprises.  Mr. Post received a B.S. in Accountancy from the University of South Florida and holds an active Florida CPA license and the American Institute of Certified Fraud Examiner’s CFE designation.

Richard Diamond – Director

Richard Diamond was appointed to the board of directors of the Company upon consummation of the Share Exchange.  Mr. Diamond also serves on the board of directors of Amacore.  Mr. Diamond has served as a Director of OmniReliant since its inception in August 2006. Since October 2004, Mr. Diamond has served as the Senior Vice President of Apogee Financial Investments, Inc. (“Apogee”) a private merchant bank incorporated in Florida. His areas of responsibility include administration, due diligence, document preparation and review, and assisting clients with corporate filings and compliance. Apogee owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From April 2000 until December 2005, Mr. Diamond served as Managing Member and Vice President of Apogee Business Consultants, LLC, a Nevada limited liability corporation specializing in reverse mergers and acquisitions. From October 2001 until December 2005, Mr. Diamond served as founder, President and sole director of RJ Diamond Consulting, Inc., a privately owned Florida corporation specializing in financial and public company consulting. From July 2003 until December 2003, Mr. Diamond served as a Director of Sabre Marketing, Inc. a private Florida corporation. From August 2001 until August 2002, Mr. Diamond served as the sole officer and director of Conus Holdings, Inc., a publicly reporting Nevada shell corporation.

Paul Morrison – Director

Paul Morrison was appointed to the board of directors of the Company upon consummation of the Share Exchange.  Mr. Morrison also serves as Chief Executive Officer, Chief Financial Officer, President and Assistant Secretary of OmniReliant.  From October 2005 until October 2006, Mr. Morrison was the COO of WG Products, a cosmetic company, where he directed all facets of operations including production, customer service, planning, scheduling, maintenance, warehousing, distribution, purchasing, sales, and strategic initiatives. From 2001 through 2005 he managed various operations at Wyeth Pharmaceuticals. Mr. Morrison started his career working for Calvin Klein Cosmetics, and has accumulated sixteen years of experience serving in cosmetic and pharmaceutical operations management roles for Fortune 100 companies. He received a Bachelor’s of Science degree in Business Management from the Rutgers University and an Honorable discharge from the United States Air Force.

Christopher D. Phillips – Director

Christopher D. Phillips was appointed to the board of directors of the Company upon consummation of the Share Exchange.  Mr. Phillips also serves as a member of the board of directors of Amacore.  Mr. Phillips has been a managing director for Vicis Capital, LLC since February 2008.  From 2004 through January 2008, Mr. Phillips served as President and CEO of Apogee Financial Investments, Inc., a merchant bank that owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From 2000 through January 2008, he also served as managing member of TotalCFO, LLC, which provides consulting and CFO services to a number of public and private companies and high net worth individuals.  From November 2007 through January 2008 Mr. Phillips served as the CEO and Chief Accounting Officer of OmniReliant Holdings, Inc. (OTCBB: ORHI). Presently, he is a member of the Board of Directors OmniReliant Holdings, Inc., Precision Aerospace Components, Inc. (OTCBB: PAOS) and a few private companies. Mr. Phillips received a B.S. in Accounting and Finance and a Masters of Accountancy, with a concentration in Tax, both from the University of Florida. Mr. Phillips is a Florida CPA. Mr. Phillips currently is a director of Brookside Technology Holdings Corp., OmniReliant Holdings, Inc., Precision Aerospace Components, Inc., MDwerks, Inc. and a few private companies.

Guy Norberg – Director

Guy Norberg was appointed to the board of directors of the Company upon consummation of the Share Exchange.  Mr. Norberg also serves as President and as a member of the board of directors of Amacore.  Mr. Norberg has been the  Senior Vice President, Sales and Marketing of Amacore since June, 2008.  Prior to joining Amacore, Mr. Norberg was Vice President, Sales and Marketing of Protective Marketing Enterprises, Inc. and prior to that he was a founder and the President of US Health Options / Innovative Health Benefits.

BOARD OF DIRECTORS

Audit, Nominating and Compensation Committees

Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Board of Directors, to the extent required.  Our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances.

Given our lack of operations to date, our Board of Directors believes that its current members have sufficient knowledge and experience to fulfill the duties and obligations of the audit committee for our company.

We have no audit committee financial expert. We believe that the cost related to retaining a financial expert at this time is prohibitive. Further, because of our stage of development, we believe the services of a financial expert are not warranted.

Our Board of Directors does not currently have a policy for the qualification, identification, evaluation, or consideration of board candidates. Our Board of Directors does not believe that a defined policy with regard to the qualification, identification, evaluation, or consideration of candidates recommended by stockholders is necessary at this time, due to the lack of operations and the fact that we have not received any stockholder recommendations in the past.

We expect to create one or more of such committees and/or policies as determined by our Board of Directors, provided that we will be required to have audit and compensation committees when, and if, our shares of Common Stock commence trading on the Nasdaq Capital or Global Market or on a national securities exchange such as the American Stock Exchange.

Code of Ethics

We have not yet adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. However, we intend to adopt a formal Code of Business Conduct and Ethics.

Board Meetings

During our last fiscal year, our board of directors had no meetings. All proceedings of the Board of Directors were conducted by written consent.

Involvement in Certain Legal Proceedings

Except as noted below, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.

As previously reported in the 10-K of Amacore for the year ended December 31, 2008 as filed with the SEC on March 31, 2009, Zurvita, initiated an action, Case No. DC-08-01101-K), on January 30, 2008, in an attempt to clarify its rights to engage in business with Mark Jarvis and various other individuals.   The action, Mark Jarvis and Zurvita, Inc. v. AmeriPlan Corp. v. Allen Masters v. The Amacore Group, Inc., Patty Duke, Rusty Duke, Gail Weitl and Rick Weitl (the “Action”), was filed in the 192nd Judicial District Court of Dallas County Texas.  Mr. Jarvis was a former employee of AmeriPlan Corporation (“AmeriPlan”) who, along with certain others that were formerly associated with AmeriPlan, left AmeriPlan to work at Zurvita.  AmeriPlan responded to the action by asserting counterclaims against Zurvita, Mr. Jarvis and others that were formerly associated with AmeriPlan for breach of contract, breach of fiduciary duties, breach of duty of loyalty, tortuous interference with contractual relations, misappropriation of confidential information, conversion, unfair competition, and conspiracy.  In response to the counterclaims, the Company, on behalf of Zurvita and its employees, asserted numerous affirmative defenses to the claims.

On July 9, 2009, the Amacore entered into a Mutual Compromise Settlement Agreement and General Release of Claims (the “Settlement Agreement”) with AmeriPlan, Zurvita, TransMark Financial Services, Inc. and Mark Jarvis.  Pursuant to the Settlement Agreement and in consideration for the dismissal of all claims and counterclaims of the Action, Amacore and Zurvita agreed to pay AmeriPlan the sum of $1,150,000.  In addition, Zurvita agreed to issue a promissory note to AmeriPlan in the principal amount of $600,000 bearing interest at a rate of 7.5% per annum, payable in 24 monthly installments of $26,999.76 beginning on July 1, 2009 and each month thereafter until paid in full (the “Note”).  In connection with the issuance of the Note, Amacore entered into a Guaranty Agreement (the “Guaranty”), pursuant to which Amacore guaranteed the payment of the Note by Zurvita.

Director Independence

Our common stock is quoted on the OTC bulletin board interdealer quotation system, which does not have director independence requirements. Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Shareholder Communications

Shareholder communications may be sent to our board of directors by mail addressed to: Board of Directors, Red Sun Mining, Inc., 800 Gessner, Houston, Texas 77024.

Additional Information

You may request a copy of public filings made by the Company with the SEC, by writing to our Corporate Secretary at Red Sun Mining, Inc., 800 Gessner, Houston, Texas 77024. Copies of the documents mentioned above also may be found on the SEC’s EDGAR database at www.sec.gov.

Conflicts of Interest

None.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned for services rendered to Octavian for the two most recently completed years by (i) Zurvita’s Principal Executive Officer and (ii) the two additional most highly compensated executive officers whose total compensation during the year ended December 31, 2008 exceeded US$100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Npn-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Jay Shafer	2008	$-	$-	$-		$-	$-	$-	$-	$-
Mark Jarvis	2008	$424,615	$-	$164,230	(1)	$-	$-	$-	$-	$588,845
Jason Post	2008	$-	$-	$-		$-	$-	$-	$-	$-

Employment Agreements

Employment Agreement with Mark Jarvis

Immediately following the closing of the Share Exchange Transaction, the Company entered into an employment agreement with Mark Jarvis (the “Jarvis Agreement”), pursuant to which Mr. Jarvis agreed to serve as Co-CEO of the Company for a term of two years.  Pursuant to the Jarvis Agreement, Mr. Jarvis shall receive annual compensation of $480,000 (the “Base Salary”).  Mr. Jarvis shall also be entitled certain other benefits, including health insurance, as may be provided to other comparable executives of Zurvita.  In addition, within 30 days of the execution of the Jarvis Agreement, the Company shall place 1,800,625 shares of the Company’s common stock in escrow on behalf of Mr. Jarvis pursuant to the Company’s 2009 Incentive Stock Plan (the “Initial Jarvis Shares”). The Initial Jarvis Shares shall be subject to a vesting period pursuant to which (i) 900,625 shares shall vest on July 30, 2010, and (ii) 900,000 shares shall vest on July 30, 2011.  In addition, in the event that for the first quarter ending six months after July 30, 2009 Zurvita is cash flow positive, the Company shall, within 30 days of the Company filing its Form 10-Q, issue to Mr. Jarvis 1,800,625 shares if such shares were issued on July 30, 2009 would own 5% of the issued and outstanding shares of the Company (the “Performance Shares”). Alternatively, for the two quarters ending six (6) months after Start-Up Period, (“Extended Measuring Quarters”), should the average Zurvita monthly cash flow during the Extended Measuring Quarters, as documented on the monthly cash flow statements, and verified in the Quarterly Report(s), be operationally cash flow positive, the Performance Shares shall be issued to Executive.  The Performance Shares shall be issued under the Company’s 2009 Incentive Stock Plan and shall be subject to a one year vesting period from the time of initial grant.  In addition to his Base Salary, Mr. Jarvis shall also be eligible to receive certain incentive bonus compensation (the “Incentive Bonus”) based upon the revenue generated by Zurvita.  Mr. Jarvis’ Incentive Bonus shall be calculated as 10% of Zurvita net income.  If Mr. Jarvis’ employment is terminated by the Company as a result of his disability (as such term is defined in the Jarvis Agreement), Mr. Jarvis shall be entitled to receive a lump sum payment equal to his (i) accrued but unpaid Base Salary, (ii) any outstanding expense reimbursements, (iii) any accrued but unpaid Incentive Bonus, (iv) a monthly amount, which when added to any amounts received by Mr. Jarvis from any disability policy in effect at the time of his disability, will equal Mr. Jarvis’ Base Salary for the 12 month period following the date of disability termination.

None of the named executive officers of Zurvita held any options at December 31, 2008.

2009 Incentive Stock Plan

Following the closing of the Share Exchange Transaction, our Board of Directors intends to adopt and seek shareholder approval the 2009 Incentive Stock Plan (the 2009 Plan), pursuant to which we intend to reserve for issuance 6,000,000 shares of our common stock as awards to employees, directors, consultants, and other service providers. The purpose of the 2009 Plan is to provide an incentive to attract and retain officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. It is currently anticipated that we will adopt a separate plan for our Board of Directors. Under the proposed 2009 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The 2009 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors.

Director Compensation

Following the closing of the Share Exchange Transaction, our Board of Directors intends to adopt the Zurvita Non-Employee Director Compensation Policy (the “Director Compensation Policy”).  Pursuant to the Director Compensation Policy, each Eligible Director (as such term is defined in the Director Compensation Policy) shall be entitled to a fee of $1,000 per telephonic meeting of the Board of Directors and $2,000 for live meetings of the Board of Directors (the “Meeting Fees”).  The Meeting Fees shall be payable in shares of the Company’s common stock issued under the 2009 Plan based upon the closing price of the Company’s common stock as reported on the OTC Bulletin Board on the day preceding the meeting.  All Eligible Directors shall also be entitled to reimbursement from the Company for their reasonable travel to and from meetings of the Board of Directors and reasonable logging and meal expenses incident thereto.

Family Relationships

Tracy Jarvis who is Mark Jarvis’ spouse has a commission agreement with the Company.  To recognize her for the past efforts in founding Zurvita and developing of Zurvita’s business, marketing and compensation plans as well as her involement in the recruitment of independent marketing representatives.  Significant terms of the agreement are detail below:

Relationship – Tracy is designated as the master representative of the Company.  All existing and future independent representatives of the Company shall be in her downline and placed underneath her in the Company’s genealogy structure.

Compensation – As sole compensation for her services, she will receive commissions based on her position in the Company’s downline for the sale of commissionable products.

Term – The agreement is effective as of July 29, 2009 and shall continue so long as the Company and its successors or assigns sell commissionable products through independent representatives.

Tracy will continue work with the Company to grow its independent representative base as well as consult on prodiucts and commission structures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Repurchase Agreement

On the Closing Date, the Company also entered into the Repurchase Agreement with Mr. Taylor, pursuant to which the Company repurchased from Mr. Taylor an aggregate of 2,000,000   shares of Common Stock, which represented 66.7 percent   of the Company’s shares of Common Stock then issued and outstanding, for an aggregate purchase price of $210,000.

Agreement with Omnireliant Holdings, Inc.

Concurrent with the closing of the Share Exchange Transaction, Zurvita entered into an Advertising and Marketing Agreement with OmniReliant Holdings, Inc., pursuant to which Zurvita agreed to provide placement of advertising for OmniReliant on its website and OmniReliant agreed to provide Zurvita with certain marketing services.  The marketing services to be provided by OmniReliant include the production of infomercials, video production services, management of call centers, buying and fulfillment services.  In consideration for such services, OmniReliant received an aggregate of 3,800,000 shares of the Company’s common stock.

Agreement with Amacore Group, Inc.

Concurrent with the closing of the Share Exchange Transaction, Zurvita entered into a Marketing and Sales Agreement with its former parent company, The Amacore Group, Inc., pursuant to which Amacore agreed to provide certain merchant processing services to Zurvita.  In addition, pursuant to the Amacore Agreement, Zurvita shall continue to have the right to benefit from certain agreements which Amacore maintains with product and service providers.

LEGAL PROCEEDINGS

In addition to the legal proceedings described below, as of December 31, 2008, we were involved in various lawsuits, claims or disputes arising in the normal course of business.  The outcome of such claims cannot be determined at this time.  Management does not believe that the ultimate outcome of these matters will have a material impact on the Company’s operations or cash flows, but cannot be certain.

Mark Jarvis and Zurvita, Inc. v. AmeriPlan Corp. v. Alan Masters v. The Amacore Group, Inc., Patty Duke, Rusty Duke, Gail Weitl and Rick Weitl; In the 192nd Judicial District Court of Dallas County, Texas; Cause No. DC-08-0ll0l-K. Zurvita initiated this action on January 30, 2008 in an attempt to clarify its rights to engage in business with Mark Jarvis and various other individual.  Mr. Jarvis was a former employee of AmeriPlan who left to work at Zurvita, along with certain others that were formerly associated with AmeriPlan.  AmeriPlan responded to the action by asserting counterclaims against Zurvita, Mr. Jarvis and others that were formerly associated with AmeriPlan for breach of contract, breach of fiduciary duties and duties of loyalty, tortuous interference with business and contractual relations, misappropriation of confidential information, conversion, unfair competition, and conspiracy. In response to the counterclaims, the Company, on behalf of itself, Zurvita, and its employees, asserted numerous affirmative defenses to the claims. Discovery in this matter is ongoing. The Company is vigorously defending itself against these allegations. This matter was set for trial in January, 2010.

On July 9, 2009, the Amacore entered into a Mutual Compromise Settlement Agreement and General Release of Claims (the “Settlement Agreement”) with AmeriPlan, Zurvita, TransMark Financial Services, Inc. and Mark Jarvis.  Pursuant to the Settlement Agreement and in consideration for the dismissal of all claims and counterclaims of the Action, the Company and Zurvita agreed to pay AmeriPlan the sum of $1,150,000.  In addition, Zurvita agreed to issue a promissory note to AmeriPlan in the principal amount of $600,000 bearing interest at a rate of 7.5% per annum, payable in 24 monthly installments of $26,999.76 beginning on July 1, 2009 and each month thereafter until paid in full (the “Note”).  In connection with the issuance of the Note, Amacore entered into a Guaranty Agreement (the “Guaranty”), pursuant to which Amacore guaranteed the payment of the Note by Zurvita.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Common Stock is quoted for trading on the OTC Bulletin Board under the symbol “RDSN”. It began being quoted on August 18, 2008 but has never traded.

Holders

As of July 30, 2009, there were 34 holders of record of the Company’s Common Stock and an additional 1 person who acquired shares of Common Stock pursuant to the Share Exchange Transaction and the Private Placement, which such persons were not yet holders of record on July 30, 2009.

Dividends

The Company never has paid any cash dividends on the Common Stock and does not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company’s financial condition, results from operations, capital requirements, applicable contractual restrictions, restrictions in the organizational documents and any other factors that the Board of Directors deems relevant.

Securities authorized for issuance under equity compensation plans

The Company does not have any stock plans or options outstanding.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Private Placement closed concurrently with the Share Exchange Transaction, on July 30, 2009, the Company issued (i) 1,750,000 shares of Series A Preferred Stock and (ii) Warrants to investors in the Private Placement to purchase up to an aggregate of 6,000,000 shares of Common Stock. The Company raised gross proceeds of $1.75 million in the Private Placement. The Share Exchange Transaction and Private Placement are discussed in greater detail in Item 1.01 of this current report. This offer and sale of securities was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The Company has also made the following issuances of unregistered securities during the past three years:

On July 11, 2007, the Company issued 2,000,000 shares of common stock on July 11, 2007 to Matthew Taylor, its former director. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.00625 per share, for total proceeds of $12,500. The 2,000,000 shares of common stock are restricted shares as defined in the Securities Act.

On December 14, 2007, the Company issued a total of 1,000,000 shares of common stock to 28 individuals for cash in the amount of $.025 per share for a total of $25,000. This offer and sale of securities was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of July 30, 2009, there were 15,910,625 shares of our common stock of our common stock issued and outstanding that was held of record by 34 registered stockholders.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if he so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

PREFERRED STOCK

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  Concurrent with the closing of the Private Placement, we filed a Certificate of Designation to designate 1,750,000 shares as Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

In connection with the Private Placement, we issued an aggregate of 1,750,000 shares of our newly designated Series A Convertible Preferred Stock.  Each share of Series A Convertible Preferred Stock is convertible into 1 share of common stock subject to adjustment in certain instances, including the issuance by the Company of common stock at a price which is less than the conversion price applicable to the Series A Convertible Preferred Stock (the “Series A Conversion Price”), which is $0.25 per share, subject to adjustment.  Each holder of the Series A Convertible Preferred Stock are entitled to vote their shares on an as-converted basis.

WARRANTS

Series A Common Stock Purchase Warrants

In connection with the Private Placement, we issued Series A Common Stock Purchase Warrants to the investor to purchase shares of our common stock at an exercise price (subject to adjustment) of $.25 per share.  Each warrant expires seven years from the date of issuance. Prior to exercise, such warrants do not confer upon holders any voting or any other rights as a stockholder. Such warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits and other similar events.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 3.02 – Unregistered Sales of Equity Securities

Reference is made to the disclosure under “Recent Sales of Unregistered Securities” in Item 2.01 of this current report, which disclosure is incorporated herein by reference.

ITEM 5.01- Changes in Control of Registrant

As a result of the Share Exchange Transaction and the repurchase of 2,000,000 shares of Common Stock that were issued and outstanding immediately prior to the consummation of the Share Exchange Transaction, the Company experienced a change in control, with the holders of securities of Zurvita acquiring control of the Company. Additionally, as a result of the Share Exchange Transaction, the Company ceased being a shell company. Reference is made to the disclosures set forth under “Share Exchange Agreement” in Item 1.01 and the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 5.02 – Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosures under “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 5.06 – Change in Shell Company Status

Pursuant to the Share Exchange Transaction and the repurchase of 66.7 percent of the Company’s issued and outstanding Common Stock immediately prior to the consummation of the Share Exchange Transaction, all as disclosed in Items 1.01 and 2.01 of this current report, the Company ceased being a shell company as of the Closing Date. Reference is made to the disclosures set forth under “Share Exchange Agreement” in Item 1.01 and the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits

2.1	Share Exchange Agreement by and among Red Sun Mining, Inc., Zurvita, Inc. and the shareholders of Zurvita, Inc. dated July 30, 2009
3.1	Certificate of Amendment
4.1	Series A Convertible Preferred Stock Certificate of Designation
4.2	Form of Series A Common Stock Purchase Warrant Certificate 1 between Red Sun Mining, Inc. and Vicis Capital Master Fund
4.3	Form of Series A Common Stock Purchase Warrant Certificate 2 between Red Sun Mining, Inc. and Midtown Partners & Co., LLC.
4.4	Securities Purchase Agreement by and among Red Sun Mining, Inc., and Vicis Capital Master Fund dated July 30, 2009.
10.1	Advertising and Marketing Agreement by and between Zurvita, Inc. and OmniReliant Holdings, Inc. dated July 30, 2009
10.2	Marketing and Sales Agreement by and between The Amacore Group, Inc. and Zurvita, Inc. dated July 30, 2009
10.3	Employment Agreement with Mark Jarvis dated July 30, 2009
10.4	Commission Agreement with Tracy Jarvis dated July 30, 2009
99.1	Audited Financial Statements of Zurvita, Inc. for the Period from January 25, 2008 (Date of Inception) through December 31, 2008
99.2	Unaudited Financial Statements of Zurvita, Inc. for the three months periods ended March 31, 2009 and 2008
99.3	Unaudited Pro Forma Financial Statements

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RED SUN MINING, INC.

Dated: August 5, 2009	By:	/s/ Jay Shafer
Jay Shafer, Co-Chief Executive Officer

EXHIBIT INDEX

2.1	Share Exchange Agreement by and among Red Sun Mining, Inc., Zurvita, Inc. and the shareholders of Zurvita, Inc. dated July 30, 2009
3.1	Certificate of Amendment
4.1	Series A Convertible Preferred Stock Certificate of Designation
4.2	Form of Series A Common Stock Purchase Warrant Certificate 1 between Red Sun Mining, Inc. and Vicis Capital Master Fund
4.3	Form of Series A Common Stock Purchase Warrant Certificate 2 between Red Sun Mining, Inc. and Midtown Partners & Co., LLC.
4.4	Securities Purchase Agreement by and among Red Sun Mining, Inc., and Vicis Capital Master Fund dated July 30, 2009.
10.1	Advertising and Marketing Agreement by and between Zurvita, Inc. and OmniReliant Holdings, Inc. dated July 30, 2009
10.2	Marketing and Sales Agreement by and between The Amacore Group, Inc. and Zurvita, Inc. dated July 30, 2009
10.3	Employment Agreement with Mark Jarvis dated July 30, 2009
10.4	Commission Agreement with Tracy Jarvis dated July 30, 2009
99.1	Audited Financial Statements of Zurvita, Inc. for the Period from January 25, 2008 (Date of Inception) through December 31, 2008
99.2	Unaudited Financial Statements of Zurvita, Inc. for the three months periods ended March 31, 2009 and 2008
99.3	Unaudited Pro Forma Financial Statements